Exhibit 99.1
NVR, INC. ANNOUNCES THIRD QUARTER RESULTS

October 22, 2024, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2024 of $429.3 million, or $130.50 per diluted share. For the third quarter ended September 30, 2024, net income decreased 1% and diluted earnings per share increased 4%, when compared to 2023 third quarter net income of $433.2 million, or $125.26 per diluted share. Consolidated revenues for the third quarter of 2024 totaled $2.73 billion, which increased 6% from $2.57 billion in the third quarter of 2023.
For the nine months ended September 30, 2024, consolidated revenues were $7.68 billion, an 8% increase from $7.09 billion reported for the same period of 2023. Net income for the nine months ended September 30, 2024 was $1.22 billion, an increase of 4% when compared to net income for the nine months ended September 30, 2023 of $1.18 billion. Diluted earnings per share for the nine months ended September 30, 2024 was $367.20, an increase of 7% from $341.97 per diluted share for the same period of 2023.
Homebuilding
New orders in the third quarter of 2024 increased by 19% to 5,650 units, when compared to 4,746 units in the third quarter of 2023. The average sales price of new orders in the third quarter of 2024 was $450,700, a decrease of 1% when compared with the third quarter of 2023. The cancellation rate in the third quarter of 2024 was 15% compared to 14% in the third quarter of 2023. Settlements in the third quarter of 2024 increased by 5% to 5,908 units, compared to 5,606 units in the third quarter of 2023. The average settlement price in the third quarter of 2024 was $453,200, an increase of 1% when compared with the third quarter of 2023. Our backlog of homes sold but not settled as of September 30, 2024 increased on a unit basis by 9% to 11,339 units and increased on a dollar basis by 11% to $5.32 billion when compared to the respective backlog unit and dollar balances as of September 30, 2023.
Homebuilding revenues of $2.68 billion in the third quarter of 2024 increased by 7% compared to homebuilding revenues of $2.51 billion in the third quarter of 2023. Gross profit margin in the third quarter of 2024 decreased to 23.4%, from 24.3% in the third quarter of 2023. Gross profit margin was negatively impacted by higher lot costs and closing cost assistance. Income before tax from the homebuilding segment totaled $503.7 million in the third quarter of 2024, an increase of 1% when compared to the third quarter of 2023.
Mortgage Banking
Mortgage closed loan production in the third quarter of 2024 totaled $1.66 billion, an increase of 2% when compared to the third quarter of 2023. Income before tax from the mortgage banking segment totaled $34.9 million in the third quarter of 2024, a decrease of 9% when compared to $38.5 million in the third quarter of 2023. This decrease was primarily attributable to a decrease in secondary marketing gains on sales of loans.
Effective Tax Rate
Our effective tax rate for the three and nine months ended September 30, 2024 was 20.3% and 20.6%, respectively, compared to 19.7% and 18.2% for the three and nine months ended September 30, 2023, respectively. The increase in the effective tax rate in each period is primarily attributable to a lower income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $23.1 million and $73.7 million for the three and nine months ended September 30, 2024, respectively, compared to $31.9 million and $111.0 million for the three and nine months ended September 30, 2023, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-six metropolitan areas in sixteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Homebuilding:
Revenues	$2,677,640	$2,512,409	$7,511,708	$6,927,511
Other income	33,746	39,914	110,796	107,119
Cost of sales	(2,051,087)	(1,902,174)	(5,724,916)	(5,238,230)
Selling, general and administrative	(149,777)	(142,715)	(443,493)	(434,876)
Operating income	510,522	507,434	1,454,095	1,361,524
Interest expense	(6,855)	(6,628)	(20,214)	(20,257)
Homebuilding income	503,667	500,806	1,433,881	1,341,267

Mortgage Banking:
Mortgage banking fees	55,311	56,616	167,163	158,121
Interest income	4,728	5,067	13,492	11,908
Other income	1,414	1,169	3,918	3,260
General and administrative	(26,317)	(24,050)	(75,026)	(69,538)
Interest expense	(191)	(268)	(556)	(692)
Mortgage banking income	34,945	38,534	108,991	103,059

Income before taxes	538,612	539,340	1,542,872	1,444,326
Income tax expense	(109,289)	(106,183)	(318,376)	(262,790)

Net income	$429,323	$433,157	$1,224,496	$1,181,536

Basic earnings per share	$139.65	$132.92	$391.37	$363.14

Diluted earnings per share	$130.50	$125.26	$367.20	$341.97

Basic weighted average shares outstanding	3,074	3,259	3,129	3,254

Diluted weighted average shares outstanding	3,290	3,458	3,335	3,455

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Homebuilding:
Cash and cash equivalents	$2,474,219	$3,126,472
Restricted cash	46,474	41,483
Receivables	35,563	29,000
Inventory:
Lots and housing units, covered under sales agreements with customers	1,946,533	1,674,686
Unsold lots and housing units	223,828	214,666
Land under development	63,339	36,895
Building materials and other	23,697	23,903
	2,257,397	1,950,150

Contract land deposits, net	668,436	576,551
Property, plant and equipment, net	85,998	63,716
Operating lease right-of-use assets	74,415	70,384
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	251,027	242,751
	5,935,109	6,142,087
Mortgage Banking:
Cash and cash equivalents	36,727	36,422
Restricted cash	11,247	11,067
Mortgage loans held for sale, net	379,232	222,560
Property and equipment, net	7,086	6,348
Operating lease right-of-use assets	21,499	23,541
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	89,912	152,385
	553,050	459,670
Total assets	$6,488,159	$6,601,757

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	September 30, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$370,131	$347,738
Accrued expenses and other liabilities	406,319	413,043
Customer deposits	358,609	334,441
Operating lease liabilities	79,796	75,797
Senior notes	911,599	913,027
	2,126,454	2,084,046
Mortgage Banking:
Accounts payable and other liabilities	67,029	127,511
Operating lease liabilities	23,428	25,475
	90,457	152,986
Total liabilities	2,216,911	2,237,032

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both September 30, 2024 and December 31, 2023	206	206
Additional paid-in capital	2,989,776	2,848,528
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both September 30, 2024 and December 31, 2023	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	14,589,521	13,365,025
Less treasury stock at cost – 17,490,540 and 17,360,454 shares as of September 30, 2024 and December 31, 2023, respectively	(13,308,255)	(11,849,034)
Total shareholders' equity	4,271,248	4,364,725
Total liabilities and shareholders' equity	$6,488,159	$6,601,757

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	2,206	$514.7	1,822	$526.2	6,785	$522.2	6,405	$520.2
North East (2)	536	$616.4	448	$561.3	1,541	$617.2	1,353	$563.7
Mid East (3)	1,105	$400.2	916	$407.2	3,630	$404.8	3,572	$392.4
South East (4)	1,803	$354.1	1,560	$372.8	5,810	$363.9	5,209	$366.3
Total	5,650	$450.7	4,746	$456.1	17,766	$454.7	16,539	$447.7

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	2,229	$514.9	2,199	$521.2	6,394	$515.9	6,024	$522.2
North East (2)	495	$606.9	476	$563.5	1,445	$583.6	1,271	$538.6
Mid East (3)	1,219	$411.1	1,209	$387.5	3,343	$404.5	3,265	$392.8
South East (4)	1,965	$370.5	1,722	$365.2	5,474	$368.5	4,770	$380.2
Total	5,908	$453.2	5,606	$448.0	16,656	$451.0	15,330	$451.8

	As of September 30,
	2024		2023
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	4,485	$531.4	4,073	$531.7
North East (2)	1,124	$646.5	967	$587.5
Mid East (3)	2,263	$411.5	2,160	$401.1
South East (4)	3,467	$369.8	3,171	$379.3
Total	11,339	$469.5	10,371	$463.1

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Average active communities:
Mid Atlantic (1)	146	167	152	166
North East (2)	32	36	32	37
Mid East (3)	98	109	100	111
South East (4)	146	119	143	110
Total	422	431	427	424

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Homebuilding data:
New order cancellation rate	14.5%	13.6%	13.5%	12.7%
Lots controlled at end of period			151,800	133,900

Mortgage banking data:
Loan closings	$1,656,507	$1,621,599	$4,564,597	$4,240,529
Capture rate	86%	89%	86%	86%

Common stock information:
Shares outstanding at end of period			3,064,790	3,209,977
Number of shares repurchased	42,629	78,750	192,655	134,751
Aggregate cost of shares repurchased	$357,450	$484,262	$1,493,362	$795,387

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida, Georgia and Kentucky

Investor Relations Contact:
Ryan Sheplee
(703) 956-4243
ir@nvrinc.com